Exhibit 10.18



                                 AMENDMENT NO. 1
                                     TO THE
                      SAFETY COMPONENTS INTERNATIONAL, INC.
                           EXECUTIVE DEFERRAL PROGRAM
                            (Effective June 27, 2001)


     THIS AMENDMENT to the Safety Components International, Inc. Executive Deferral Program (the "Plan") is made and executed this 25th day of September, 2001.

     1. Section 2.12 of the Plan is hereby amended in its entirety to read as follows:

     2.12 Investment Options

     The mutual funds or other investment alternatives designated by the Committee. The Investment Options available from time to time under the Program are listed on Schedule A attached hereto.

     2. Section 5.3 of the Plan is hereby amended in its entirety to read as follows:

     5.3  Valuation of Accounts

          Each Participant's Account will be valued by the Committee at its fair market value as of the last day of each calendar month. Each Participant's Account will reflect the amount credited pursuant to
          Section 5.2 and earnings (or losses) attributable to such amounts, and will be reduced by administrative, investment, and other fees necessary for the administration of the Program which are not otherwise paid pursuant to the provisions of Section 5.8.

     3. Section 5.4 of the Plan is hereby amended in its entirety to read as follows:

     5.4  Investments

          A Participant may request that the portion of his Compensation subject to a Deferral Commitment be allocated among the Investment Options designated on the Deferral Commitment. A Participant may change his investment allocation in accordance with procedures established by the Committee from time to time. Such changes will be effective as soon as


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          administratively feasible. Although the Committee intends to invest amounts subject to a Deferral Commitment according to the Participant's request, it reserves the right to invest such amounts without regard to such request.

     4. A new Schedule A is hereby added to the Program to read in its entirety as follows:

                                   Schedule A

                      Safety Components International, Inc.
                           Executive Deferral Program

                               Investment Options


              Mutual Funds:                MLIM mutual funds
              Individual Securities:       Common Stocks rated
              B+ or higher

                                           Preferred Stocks rated
              BBB or higher
                                           Debt securities rated

              BBB or higher
                                           Commercial Paper

              rated A-2 or higher

     IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of Safety Components International, Inc. hereby adopts this Amendment No. 1 to the Safety Components International, Inc. Executive Deferral Program, effective as of the date first indicated above.


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Andy Goldfarb                               Ben E. Waide


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Carroll R. Wetzel, Jr.

Dated:
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